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                          SUB-ADMINISTRATION AGREEMENT

         This Sub-Administration Agreement ("Agreement"), dated and effective as of June 1, 2007, is by and between State Street Bank and Trust Company, a Massachusetts trust company (the "Sub-Administrator"), and Fifth Third Asset Management, Inc., an Ohio corporation (the "Administrator").

         WHEREAS, the Administrator serves as the administrator to the Fifth Third Funds, a Massachusetts business trust (the "Trust") pursuant to an Administration Agreement dated May 18, 2007; and

         WHEREAS, the Trust is an open-end management investment company currently comprised of multiple series (each, a "Fund" and collectively, the "Funds"), and is registered with the U.S. Securities and Exchange Commission ("SEC") by means of a registration statement ("Registration Statement") under the Securities Act of 1933, as amended ("1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Administrator desires to retain the Sub-Administrator to furnish certain administrative services to the Trust, and the Sub-Administrator is willing to furnish such services, on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.       APPOINTMENT OF SUB-ADMINISTRATOR

         The Administrator hereby appoints the Sub-Administrator to act as sub-administrator to the Trust for purposes of providing certain administrative services for the period and on the terms set forth in this Agreement, subject to the oversight and direction of the Administrator. The Sub-Administrator accepts such appointment and agrees to render the services stated herein.

         The Trust currently consists of the Fund(s) and their respective classes of shares as listed in Schedule A to this Agreement. In the event that the Trust establishes one or more additional Fund(s) with respect to which the Administrator wishes to retain the Sub-Administrator to act as sub-administrator hereunder, the Administrator shall notify the Sub-Administrator in writing. Upon written acceptance by the Sub-Administrator, such Fund(s) shall become subject to the provisions of this Agreement to the same extent as the existing Fund, except to the extent that such provisions (including those relating to compensation and expenses payable) may be modified with respect to such Fund in writing by the Administrator and the Sub-Administrator at the time of the addition of such Fund.

2.       REPRESENTATIONS AND WARRANTIES OF THE SUB-ADMINISTRATOR

         The Sub-Administrator represents and warrants to the Administrator that:



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

         a. It is a Massachusetts trust company, duly organized and existing under the laws of The Commonwealth of Massachusetts;

         b. It has the corporate power and authority to carry on its business in The Commonwealth of Massachusetts;

         c. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

         d. No legal or administrative proceedings have been instituted or threatened which would impair the Sub-Administrator's ability to perform its duties and obligations under this Agreement;

         e. It will at all times comply with applicable rules, regulations and laws material to the performance of its duties under this Agreement; and

         f. Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Sub-Administrator or any law or regulation applicable to the performance of its duties under this Agreement.


3.       REPRESENTATIONS AND WARRANTIES OF THE ADMINISTRATOR

         The Administrator represents and warrants to the Sub-Administrator that:

         a. It is a corporation, duly organized, existing and in good standing under the laws of the State of Ohio;

         b. It has the requisite power and authority under applicable laws and by its Articles of Incorporation and Code of Regulations to enter into and perform this Agreement;

         c. All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

         d. It will at all times comply with applicable rules, regulations and laws material to the performance of its duties under this Agreement ;

         e. No legal or administrative proceedings have been instituted or threatened which would impair the Administrator's ability to perform its duties and obligations under this Agreement;

         f. Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Administrator or any law or regulation applicable to the performance of its duties under this Agreement; and

         g.       With respect to the Trust:


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(1)      The Trust is a business trust duly organized, existing and in good standing under the laws of the Commonwealth of Massachusetts;

(2)      The Trust is an investment company properly registered under the 1940
         Act;

(3) A registration statement under the 1933 Act and 1940 Act has been filed by the Trust and is effective and will remain effective during the term of this Agreement;

(4) As of the effective date of this Agreement, all necessary filings under the securities laws of the states in which the Trust offers or sells its shares have been made; and

(5) As of the close of business on the date of this Agreement, the Trust is authorized to issue shares of beneficial interest.

4.       ADMINISTRATION SERVICES

         The Administrator and the Sub-Administrator shall provide those certain administrative services, as agreed upon by mutual written agreement of the parties from time to time. The administrative services shall be performed subject to the authorization and direction of the Administrator and, in each case where appropriate, the review and comment by the Trust's independent accountants and legal counsel and in accordance with procedures that may be established from time to time between the Administrator and the Sub-Administrator. The Sub-Administrator shall timely deliver such management reports as are reasonably agreed upon by the Administrator and Sub-Administrator. The Sub-Administrator shall perform such other services for the Administrator that are mutually agreed to by the parties from time to time. The Administrator will pay such fees for such management reports and services as may be mutually agreed upon, including the Sub-Administrator's reasonable out-of-pocket expenses. The provision of such services shall be subject to the terms and conditions of this Agreement.

         The Sub-Administrator shall provide the office facilities and the personnel determined by it to be necessary and appropriate to perform the services contemplated herein.

5.       FEES; EXPENSES; EXPENSE REIMBURSEMENT

         The Sub-Administrator shall receive from the Administrator such compensation for the Sub-Administrator's services provided pursuant to this Agreement as may be agreed to from time to time in a written Fee Schedule approved by the parties. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement. In addition, the Administrator shall reimburse the Sub-Administrator for its reasonable out-of-pocket costs incurred in connection



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with this Agreement. The Sub-Administrator agrees that all reimbursable travel expenses will be subject to a corporate travel policy designed to manage such expenses at a commercially reasonable level. All rights of compensation and expense reimbursement under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

         The Sub-Administrator shall not be required to pay any expenses incurred by the Trust. The Administrator agrees promptly to reimburse the Sub-Administrator for any equipment and supplies specially ordered at the Administrator's request or with the Administrator's consent through the Sub-Administrator and for any other expenses not contemplated by this Agreement that the Sub-Administrator may incur at the Administrator's request or with the Administrator's consent. All such reimbursements described herein shall be made to the Sub-Administrator by the Administrator within thirty (30) days of receipt by the Administrator of the Sub-Administrator's statement.

         The Sub-Administrator is authorized to and may employ, associate or contract with such person or persons as the Sub-Administrator may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Sub-Administrator and that the Sub-Administrator shall be as fully responsible to the Administrator for the acts and omissions of any such person or persons as it is for its own acts and omissions.

6.       INSTRUCTIONS AND ADVICE

         a. At any time, the Sub-Administrator may apply to any officer of the Administrator or his or her designee for instructions. The Sub-Administrator may, at the Sub-Administrator's expense, consult with its own legal counsel or, with the Administrator's prior consent, consult with outside counsel for the Trust or the independent accountants for the Trust at the expense of the Trust with respect to any matter arising in connection with the services to be performed by the Sub-Administrator under this Agreement.

         b. The Sub-Administrator shall not be liable, and shall be indemnified by the Administrator, for any action taken or omitted by it in good faith in reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons. The Sub-Administrator shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Administrator. Nothing in this section shall be construed as imposing upon the Sub-Administrator any obligation to seek such instructions or advice. The parties will seek to reconcile any conflicts in good faith.

7.       LIMITATION OF LIABILITY AND INDEMNIFICATION

         The Sub-Administrator shall be responsible for the performance only of such duties as are set forth in this Agreement and, except as otherwise provided under Section 6, shall have no responsibility for the actions or activities of any other party, including other service providers, or for compliance by the Trust with all securities, tax, commodities and other laws, rules and regulations applicable to the Trust. The Sub-Administrator shall have no liability in respect of any



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loss, damage or expense suffered by the Trust or the Administrator insofar as such loss, damage or expense arises from the performance of the Sub-Administrator's duties hereunder in reliance upon records that were maintained for the Trust or the Administrator by entities other than the Sub-Administrator prior to the Sub-Administrator's appointment as sub-administrator for the Trust; provided, however, that the Sub-Administrator shall be responsible to confirm that it has entered such records accurately on its systems. The Sub-Administrator shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless solely caused by or resulting from the negligence or willful misconduct of the Sub-Administrator, its officers or employees. The Sub-Administrator shall not be liable for any special, indirect, incidental, punitive or consequential damages, including lost profits, of any kind whatsoever (including, without limitation, attorneys' fees) under any provision of this Agreement or for any such damages arising out of any act or failure to act hereunder, each of which is hereby excluded by agreement of the parties regardless of whether such damages were foreseeable or whether either party or any entity had been advised of the possibility of such damages.

         In any event, the Sub-Administrator's cumulative liability for each calendar year (a "Liability Period") with respect to the Trust and the Administrator under this Agreement regardless of the form of action or legal theory shall be limited to its total annual compensation earned and fees payable hereunder during the preceding Compensation Period, as defined herein, for any liability or loss suffered by the Trust or the Administrator including, but not limited to, any liability relating to qualification of the Trust as a regulated investment company or any liability relating to the Trust's compliance with any federal or state tax or securities statute, regulation or ruling during such Liability Period. "Compensation Period" shall mean the calendar year ending immediately prior to each Liability Period in which the event(s) giving rise to the Sub-Administrator's liability for that period have occurred. Notwithstanding the foregoing, the Compensation Period for purposes of calculating the annual cumulative liability of the Sub-Administrator for the Liability Period commencing on the date of this Agreement and terminating on December 31, 2007 shall be the date of this Agreement through December 31, 2007, calculated on an annualized basis, and the Compensation Period for the Liability Period commencing January 1, 2008 and terminating on December 31, 2008 shall be the date of this Agreement through December 31, 2007, calculated on an annualized basis.

         The Administrator shall indemnify and hold the Sub-Administrator and its directors, officers, employees and agents harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Sub-Administrator resulting from any claim, demand, action or suit in connection with the Sub-Administrator's acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by the Administrator or upon reasonable reliance on information or records given or made by the Trust orthe Administrator, provided that this indemnification shall not apply to actions or omissions of the Sub-Administrator, its officers or employees in cases of its or their own negligence or willful misconduct.

         Neither party shall be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by



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circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption.

         The limitation of liability and indemnification contained herein shall survive the termination of this Agreement.

8.       DISASTER RECOVERY

         The Sub-Administrator shall implement and maintain reasonable disaster recovery and business continuity procedures that are reasonably designed to recover data processing systems, data communications facilities, information, data and other business related functions of the Sub-Administrator in a manner and time frame consistent with legal, regulatory and business requirements applicable to the Sub-Administrator in its provision of services hereunder. In the event of any disaster which causes a business interruption, the Sub-Administrator shall act in good faith and take reasonable steps to minimize service interruptions.

9.       SARBANES-OXLEY COMPLIANCE AND RULE 38A-1.

         (a) Upon request of the Administrator or the Trust, the Sub-Administrator will provide to the Administrator in connection with any periodic annual or semi-annual shareholder report or Form N-Q filed by the Trust with the Securities and Exchange Commission or, in the absence of the filing of such reports, on a quarterly basis, a sub-certification pursuant to the Sarbanes-Oxley Act of 2002 with respect to the Sub-Administrator's performance of the services set forth in this Agreement and its internal controls related thereto. The Sub-Administrator reserves the right to amend and update its sub-certifications provided hereunder from time to time in order to address changing regulatory and industry developments.

         (b) The Sub-Administrator maintains and will continue to maintain a comprehensive compliance program reasonably designed to prevent violations of the federal securities laws pursuant to Rule 38a-1 under the 1940 Act. Provided that the Administrator pays the applicable fee pursuant to the Fee Schedule, the Sub-Administrator will provide periodic measurement reports to the Administrator and, on a quarterly basis, the Sub-Administrator will provide to the Administrator a certification in connection with Rule 38a-1 under the 1940 Act. The Sub-Administrator reserves the right to amend and update its compliance program and the measurement tools and certifications provided thereunder from time to time in order to address changing regulatory and industry developments.

10.      CONFIDENTIALITY

         The Sub-Administrator agrees to treat all Confidential Information communicated to it by the Administrator in connection with the activities contemplated by this Agreement as confidential. "Confidential Information" shall mean all records and information in the Sub-Administrator's possession relating to the Trust and its shareholders and shareholder accounts. The Sub-Administrator will not use or disclose Confidential Information for purposes other than the activities contemplated by this Agreement or except as required by law, court process or



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

pursuant to the lawful requirement of a governmental agency, or if the Sub-Administrator is advised by counsel that it may incur liability for failure to make a disclosure, or except at the request or with the written consent of the Trust. Confidential Information will not include information which: (a) is or becomes available to the general public through no fault of the Sub-Administrator; (b) is independently developed by the Sub-Administrator; or
(c) is rightfully received by the Sub-Administrator from a third party without a duty of confidentiality. Notwithstanding the foregoing, the Administrator acknowledges that the Sub-Administrator may provide access to and use of Confidential Information relating to the Trust to the Sub-Administrator's respective employees, contractors, agents, professional advisors, auditors or persons performing similar functions who are bound by confidentiality agreements similar in scope. In addition, the Sub-Administrator may aggregate Fund data with similar data of other customers of the Sub-Administrator ("Aggregated Data") and may use Aggregated Data for purposes of constructing statistical models so long as such Aggregated Data represents such a sufficiently large sample that no Fund data can be identified either directly or by inference or implication.

11.      RECORDS

         In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Administrator agrees that all records which it maintains for the Trust shall at all times remain the property of the Trust, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Sub-Administrator further agrees that all records that it maintains for the Trust pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records may be surrendered in either written or machine-readable form, at the option of the Sub-Administrator.

12.      SERVICES NOT EXCLUSIVE

         The services of the Sub-Administrator are not to be deemed exclusive, and the Sub-Administrator shall be free to render similar services to others; likewise, the Administrator may receive similar services elsewhere at its own expense. The Sub-Administrator shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Administrator from time to time, have no authority to act or represent the Administrator in any way or otherwise be deemed an agent of the Administrator.

13.      TERM, TERMINATION AND AMENDMENT

         (a) This Agreement shall become effective as of the date first above written, and shall remain in effect for an initial term of three (3) year (the "Initial Term"). Following the Initial Term, the Agreement shall remain in effect unless terminated by either party on sixty (60) days' prior written notice. In the event other Fund(s) are added to this Agreement as set forth herein, termination of this Agreement with respect to any given Fund shall in no way affect the continued validity of this Agreement with respect to any other Fund.


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

         (b) In addition, either party may terminate this Agreement with immediate effect at any time upon written notice if:

                  (i) The other party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or such party shall take any corporate action to authorize any of the preceding actions;

                  (ii) The other party shall commit any material breach hereunder, which breach, although capable of remedy within sixty (60) days, has not been remedied by such party within sixty (60) days after receipt of written notice specifying the nature of the breach, provided that the parties shall have completed the escalation procedure described in Section 22 below;

                  (iii) The other party shall commit any material breach hereunder, which breach cannot be remedied with reasonable efforts within sixty (60) days after receipt of written notice specifying the nature of the breach; provided, that if within such sixty (60) day period the other party has commenced and is diligently pursuing efforts to remedy such breach, such party shall have a reasonable period of time in which to effect a remedy; and provided further, that the parties shall have completed the escalation procedure described in Section 22 below;

                  (iv) The other party shall commit any act of fraud or willful or intentional misconduct in the performance of its obligations hereunder; or

                  (v) The Administrator ceases serving as administrator for the Trust.

         (c) Upon termination of this Agreement, the Administrator shall pay to the Sub-Administrator such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination, including reasonable out-of-pocket expenses associated with such termination.

         (d) Upon the termination of this Agreement for any reason, and provided that the Sub-Administrator and Administrator agree in writing upon the compensation to be paid by the Administrator, for a period of up to six (6) months the Sub-Administrator will perform such services as the parties in good faith agree in writing are reasonably necessary to facilitate the orderly transfer of the functions, responsibilities, tasks and operations comprising the services provided by the Sub-



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                  Administrator hereunder to the successor service provider
                  ("Services Transfer Assistance"). Notwithstanding the foregoing, The Sub-Administrator shall not be required to disclose any proprietary or confidential material to any successor service provider or other third party, nor shall it be required to obtain or develop any data not produced as part of the services hereunder. Services Transfer Assistance shall be in addition to the continued provision by the Sub-Administrator of the services hereunder. Notwithstanding anything contained in this Agreement to the contrary, the term of this Agreement and the fee schedule shall continue in full force and effect so long as the Sub-Administrator provides the Services Transfer Assistance. In the event of a termination by the Sub-Administrator due to the Administrator's material breach of this Agreement, all compensation and reimbursable expenses of the Sub-Administrator shall be payable by the Administrator in advance.

         (e) This Agreement may be modified or amended from time to time by mutual written agreement of the parties hereto.

14.      NOTICES

         Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other):

         If to the Administrator: Fifth Third Asset Management, Inc., 38 Fountain Square Plaza, MD 1090D2, Cincinnati, OH 45263; Attn: Richard B. Ille; fax:(513) 534-4312.

         If to the Sub-Administrator: State Street Bank and Trust Company, P.O. Box 5049, Boston, MA 02206-5049, Attn: Fund Administration Legal Department, fax: 617-662-3805.

15.      NON-ASSIGNABILITY

         This Agreement shall not be assigned by either party hereto without the prior consent in writing of the other party, except that each party may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with said party. This Agreement shall be binding on and shall inure to the benefit of the Administrator and the Sub-Administrator and their respective successors and permitted assigns.

16.      ENTIRE AGREEMENT

         This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing.


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

17.      WAIVER

         The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

18.      SEVERABILITY

         If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

19.      GOVERNING LAW

         This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

20.      REPRODUCTION OF DOCUMENTS

         This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, xerographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

21.      COUNTERPARTS

         This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

22.       ESCALATION PROCEDURE

         In the event of a claim by either party alleging that the other party has failed to fulfill its duties and obligations under this Agreement in a material respect, or any other material dispute relating to this Agreement, the matter may be referred by the aggrieved party by written notice to the other party to a Joint Services Committee ("JSC"), consisting of an equal number of representatives appointed to represent each party. The purpose of a referral to the JSC shall be to attempt in good faith to resolve the matter referred to it, which may include, without limitation:

         (a) developing and overseeing the implementation of agreed-upon operational changes necessary to resolve the matter;



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         (b) approving and overseeing the implementation of alternative policies and procedures which meet the parties' respective business requirements; and/or

         (c) otherwise finding a mutually agreed-upon solution.

If the JSC cannot agree in writing within thirty (30) days of its first meeting on a course of action to resolve the matter, or if despite implementation of the JSC's recommendations, a party still consistently fails to meet in a material respect its duties and obligations under this Agreement that were the subject of the consultation, or fails to meet any revised obligations agreed upon as a result of the consultation, then the aggrieved party may, by written notice to the other party, refer the matter for attempted resolution to a group consisting of the senior business and relationship management officers of each party ("Executive Officers"). The Executive Officers shall meet as promptly as reasonably possible after the notice is received and shall negotiate in good faith to attempt to resolve the matter within thirty (30) days of the date of the referral.


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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

                           FIFTH THIRD ASSET MANAGEMENT, INC.

                           By:      /s/ E. Keith Wirtz
                                    ------------------
                           Name:    E. Keith Wirtz
                           Title:   President


                           STATE STREET BANK AND TRUST COMPANY

                           By:      /s/ Mark Nicholson
                                    ------------------
                           Name:    Mark Nicholson
                           Title:   Vice President


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

SUB-ADMINISTRATION AGREEMENT

                                   SCHEDULE A
                    LISTING OF FUND(S) AND CLASSES OF SHARES

                        FUND                             CLASSES OF SHARES

Fifth Third Balanced Fund;
                    Class A Shares;
                    Class B Shares;
                    Class C Shares;
                    Institutional Shares;
                    Advisor Shares;

Fifth Third Intermediate Bond Fund;
                    Class A Shares;
                    Class B Shares;
                    Class C Shares;
                    Institutional Shares;
                    Advisor Shares;

Fifth Third Prime Money Market Fund;
                    Class A Shares;
                    Class B Shares;
                    Class C Shares;
                    Institutional Shares;
                    Advisor Shares;

Fifth Third Disciplined Large Cap Value Fund;
                    Class A Shares;
                    Class B Shares;
                    Class C Shares;
                    Institutional Shares;
                    Advisor Shares;

Fifth Third Government Money Market Fund;
                    Class A Shares;
                    Institutional Shares;

Fifth Third International Equity Fund;
                    Class A Shares;
                    Class B Shares;
                    Class C Shares;
                    Institutional Shares;
                    Advisor Shares;


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

Fifth Third Mid Cap Growth Fund;
                    Class A Shares;
                    Class B Shares;
                    Class C Shares;
                    Institutional Shares;
                    Advisor Shares;

Fifth Third Intermediate Municipal Bond Fund;
                    Class A Shares;
                    Class B Shares;
                    Class C Shares;
                    Institutional Shares;
                    Advisor Shares;

Fifth Third Ohio Municipal Bond Fund;
                    Class A Shares;
                    Class B Shares;
                    Class C Shares;
                    Institutional Shares;
                    Advisor Shares;

Fifth Third Dividend Growth Fund;
                    Class A Shares;
                    Class B Shares;
                    Class C Shares;
                    Institutional Shares;
                    Advisor Shares;

Fifth Third Bond Fund;
                    Class A Shares;
                    Class B Shares;
                    Class C Shares;
                    Institutional Shares;
                    Advisor Shares;

Fifth Third Quality Growth Fund;
                    Class A Shares;
                    Class B Shares;
                    Class C Shares;
                    Institutional Shares;
                    Advisor Shares;

Fifth Third Municipal Money Market Fund;
                    Class A Shares;
                    Institutional Shares;
                    Select Shares;


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

                    Preferred Shares;
                    Trust Shares;

Fifth Third U.S. Government Bond Fund;
                    Class A Shares;
                    Class C Shares;
                    Institutional Shares;
                    Advisor Shares;

Fifth Third U.S. Treasury Money Market Fund;
                    Institutional Shares;
                    Select Shares;
                    Preferred Shares;
                    Trust Shares;

Fifth Third Technology Fund;
                    Class A Shares;
                    Class B Shares;
                    Class C Shares;
                    Institutional Shares;
                    Advisor Shares;

Fifth Third Ohio Tax Exempt Money Market Fund;
                    Class A Shares;
                    Institutional Shares;

Fifth Third Strategic Income Fund;
                    Class A Shares;
                    Class B Shares;
                    Class C Shares;
                    Institutional Shares;
                    Advisor Shares;

Fifth Third Multi Cap Value Fund;
                    Class A Shares;
                    Class B Shares;
                    Class C Shares;
                    Institutional Shares;
                    Advisor Shares;

Fifth Third Micro Cap Value Fund;
                    Class A Shares;
                    Class B Shares;
                    Class C Shares;
                    Institutional Shares;
                    Advisor Shares



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

Fifth Third Institutional Government Money Market Fund;
                    Institutional Shares;
                    Select Shares;
                    Preferred Shares;
                    Trust Shares;

Fifth Third Institutional Money Market Fund;
                    Institutional Shares;
                    Select Shares;
                    Preferred Shares;
                    Trust Shares;

Fifth Third Michigan Municipal Money Market Fund;
                    Class A Shares;
                    Institutional Shares;

Fifth Third Small Cap Growth Fund;
                    Class A Shares;
                    Class B Shares;
                    Class C Shares;
                    Institutional Shares;
                    Advisor Shares;

Fifth Third Large Cap Core Fund;
                    Class A Shares;
                    Class B Shares;
                    Class C Shares;
                    Institutional Shares;
                    Advisor Shares;

Fifth Third Equity Index Fund;
                    Class A Shares;
                    Class B Shares;
                    Class C Shares;
                    Institutional Shares;
                    Advisor Shares;
                    Select Shares;
                    Preferred Shares;
                    Trust Shares;

Fifth Third Short Term Bond Fund;
                    Class A Shares;
                    Class C Shares;
                    Institutional Shares;
                    Advisor Shares;


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

Fifth Third Michigan Municipal Bond Fund;
                    Class A Shares;
                    Class B Shares;
                    Class C Shares;
                    Institutional Shares;
                    Advisor Shares;

Fifth Third Municipal Bond Fund;
                    Class A Shares;
                    Class B Shares;
                    Class C Shares;
                    Institutional Shares;
                    Advisor Shares;

Fifth Third LifeModel Conservative FundSM;
                    Class A Shares;
                    Class B Shares;
                    Class C Shares;
                    Institutional Shares;
                    Advisor Shares;

Fifth Third LifeModel Moderately Conservative FundSM;
                    Class A Shares;
                    Class B Shares;
                    Class C Shares;
                    Institutional Shares;
                    Advisor Shares;

Fifth Third LifeModel Moderate FundSM;
                    Class A Shares;
                    Class B Shares;
                    Class C Shares;
                    Institutional Shares;
                    Advisor Shares;

Fifth Third LifeModel Moderately Aggressive FundSM;
                    Class A Shares;
                    Class B Shares;
                    Class C Shares;
                    Institutional Shares;
                    Advisor Shares;

Fifth Third LifeModel Aggressive FundSM;
                    Class A Shares;
                    Class B Shares;

                    Class C Shares;
                    Institutional Shares;
                    Advisor Shares;

Fifth Third Small Cap Value Fund;
                    Class A Shares;
                    Class B Shares;
                    Class C Shares;
                    Institutional Shares;
                    Advisor Shares;

Fifth Third High Yield Bond Fund;
                    Class A Shares;
                    Class B Shares;
                    Class C Shares;
                    Institutional Shares;
                    Advisor Shares;


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